Exhibit 2.2.3

THIRD AMENDMENT TO

MEMBER INTEREST PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO MEMBER INTEREST PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into this 24th day of June, 2010, by and between iSTAR HARBORSIDE LLC, a Delaware limited liability company (“Seller”), and TRT ACQUISITIONS LLC, a Delaware limited liability company (“Purchaser”).

R E C I T A L S:

A. Seller and Purchaser have heretofore entered into that certain Member Interest Purchase and Sale Agreement, dated as of May 3, 2010, relating to the sale and purchase of 100% of the membership interests in American Financial Exchange L.L.C, as amended by that certain First Amendment to Member Interest Purchase and Sale Agreement, dated as of May 11, 2010 and that certain Second Amendment to Member Interest Purchase and Sale Agreement, dated as of May 21, 2010 (as amended, the “Agreement”). All defined terms in the Agreement are used herein with the same meanings those terms have in the Agreement.

B. Seller and Purchaser desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of these premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

AGREEMENT:

1. Recitals. The recitals set forth above are hereby incorporated herein.

2. Closing Date. Section 1.1.11 of the Agreement is hereby amended and restated in its entirety as follows:

“1.1.11 “Closing Date”: June 29, 2010, or such earlier date as may be agreed to in writing by Purchaser and Seller.”

3. Portfolio Purchase and Sale Agreement. Section 1.1.18 of the Agreement is hereby amended and restated in its entirety as follows:

“1.1.18 “Portfolio Purchase and Sale Agreement”: That certain Purchase and Sale Agreement between Purchaser and certain sellers a party thereto (individually or collectively as the context requires, “Portfolio Seller”), dated as of May 3, 2010, as amended by that certain First Amendment to Purchase and Sale Agreement, dated as of May 11, 2010, as further amended by that certain Second Amendment to Purchase and Sale Agreement, dated as of May 21, 2010 and as further amended by that certain Third Amendment to Purchase and Sale Agreement, dated as of June 24, 2010.”

4. Counterparts; Facsimile. This Amendment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. For purposes of this Amendment, any signature transmitted by facsimile or e-mail (in pdf format) shall be considered to have the same legal and binding effect as any original signature.

5. Ratification. The Agreement, as amended hereby, remains in full force and effect and is hereby ratified and confirmed.

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Signature Page Follows]

IN WITNESS WHEREOF, Purchaser and Seller have executed this Amendment as of the date set forth above.

SELLER:

iSTAR HARBORSIDE LLC, a Delaware limited liability company

By:	iStar Harborside Member LLC, a Delaware limited liability company, its Managing Member

	By:	/s/ SAMANTHA GARBUS
	Name:	Samantha Garbus
	Title:	Senior Vice President

PURCHASER:

TRT ACQUISITIONS LLC, a Delaware limited liability company

By:	DCTRT Real Estate Holdco LLC, its Sole Member

	By:	Dividend Capital Total Realty Operating Partnership LP, Its Sole Member

		By:	Dividend Capital Total Realty Trust Inc., its General Partner

			By:	/s/ GREG M. MORAN
			Name:	Greg M. Moran
			Title:	Vice President

AGREED TO FOR PURPOSES OF SECTION 9.4:

iSTAR FINANCIAL INC., a Maryland corporation

By:	/s/ SAMANTHA GARBUS
Name:	Samantha Garbus
Title:	Senior Vice President

JOINDER BY ESCROW AGENT

Escrow Agent has executed this Amendment in order to confirm that Escrow Agent shall hold the Earnest Money required to be deposited pursuant to the Agreement, as amended by this Amendment, and the interest earn thereon, pursuant to the provisions of the Agreement, as amended by this Amendment.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:
Date: